THIS WARRANT HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), OR APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND THE WARRANT SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR PURSUANT TO AN EXEMPTION THEREFROM UNDER THE ACT THIS WARRANT AND THE COMPANY'S SUBSCRIPTION AGREEMENT WITH THE HOLDER SET FORTH THE COMPANY'S OBLIGATIONS TO REGISTER FOR RESALE THE WARRANT SHARES. A COPY OF SUCH SUBSCRIPTION AGREEMENT IS AVAILABLE FOR INSPECTION AT THE COMPANY'S OFFICE.



THIS WARRANT MAY NOT, IN ANY EVENT, BE TRANSFERRED TO ANY PERSON OR ENTITY THAT IS NOT AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501, PROMULGATED UNDER THE ACT.



#__________                                                  __________ Warrants





              Void after 5:00 p.m., New York time on July 30, 2008



                                  COMMON STOCK

                                PURCHASE WARRANT



                                       OF



                               REIT AMERICAS, INC.




         REIT AMERICAS, INC., a Maryland corporation (the "Company"), hereby certifies that, for value received, __________ (the "Warrant Holder") is the owner of the number of common stock purchase warrants ("Warrants") specified above, each of which entitles the holder thereof to purchase, at any time during the period commencing on the Commencement Date (as defined herein) and ending on the Expiration Date (as defined herein), one fully paid and non-assessable share of common stock, par value $.001 per share ("Common Stock"), of the Company at a purchase price equal to the Exercise Price of $.10 per share in lawful money of the United States of America in cash, subject to adjustment as hereinafter provided.

         1.       WARRANT; EXERCISE PRICE.

                  1.1 Each Warrant shall entitle the Warrant Holder the right to purchase one share of Common Stock of the Company (individually, a "Warrant Share" severally, the "Warrant Shares").

                  1.2 The purchase price payable upon exercise of each Warrant ("Exercise Price") shall be $.10. The Exercise Price and number of Warrant Shares purchasable pursuant to each Warrant are subject to adjustment as provided in Section 8.

         2.       EXERCISE OF WARRANT; EXPIRATION DATE.

                  2.1 This Warrant is exercisable during the period commencing on the date of execution of this Warrant ("Commencement Date") and ending at 5:00 p.m., New York time on July 30, 2008, or if such date shall in the State of New York be a holiday or a day on which banks are authorized to close, then 5:00 p.m., New York time the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close (the "Expiration Date"), in whole or from time to time in part, at the option of the Warrant Holder, upon surrender of this Warrant to the Company together with a duly completed Notice of Exercise in the form attached hereto and payment of an amount equal to the then applicable Exercise Price multiplied by the number of Warrant Shares then being purchased upon such exercise.

                  2.2 Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 2.1. At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in subsection
2.3 below shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

                  2.3 Within three business days after the exercise of the purchase right represented by this Warrant, the Company at its expense will use its best efforts to cause to be issued in the name of, and delivered to, the Warrant Holder, or, subject to the terms and conditions hereof, to such other individual or entity as such Warrant Holder (upon payment by such Warrant Holder of any applicable transfer taxes) may direct:

                           (a) a certificate or certificates for the number of
full Warrant Shares to which such Warrant Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such Warrant Holder would otherwise be entitled, cash in an amount determined pursuant to Section
2.4 hereof, and

                           (b) in case such exercise is in part only, a new
Warrant or Warrants (dated the date hereof) of like tenor, stating on the face or faces thereof the number of shares currently stated on the face of this Warrant minus the number of such shares purchased by the Warrant Holder upon such exercise as provided in subsection 2.1 ( in each case prior to any adjustments made thereto pursuant to the provisions of this Warrant).

                  2.4 The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall make an adjustment thereof in cash on the basis of the "last sale price" (as defined below) of the Company's Common Stock on the trading day immediately prior to the date of exercise. For purposes of this Section 2.4, "last sale price" shall mean (i) if the Common Stock is listed on a national securities exchange or quoted on the Nasdaq National Market, Nasdaq SmallCap Market or NASD OTC Bulletin Board (or successor such as the Bulletin Board Exchange), the last sale price of the Common Stock in the principal trading market for the Common Stock as reported by the exchange, Nasdaq or the NASD, as the case may be; (ii) if the Common Stock is not listed on a national securities exchange or quoted on the Nasdaq National

Market, Nasdaq SmallCap Market or the NASD OTC Bulletin Board (or successor such as the Bulletin Board Exchange), but is traded in the residual over-the-counter market, the closing bid price for the Common Stock on the last trading day preceding the date in question for which such quotations are reported by the Pink Sheets, LLC or similar publisher of such quotations; and (iii) if the fair market value of the Common Stock cannot be determined pursuant to clause (i) or
(ii) above, such price as the Board of Directors of the Company shall determine, in good faith.

         3.       REGISTRATION AND TRANSFER ON COMPANY BOOKS.

                  3.1 The Company (or an agent of the Company) will maintain a register containing the names and addresses of the Warrant Holders. Any Warrant Holder may change its, his or her address as shown on the warrant register by written notice to the Company requesting such change.

                  3.2 The Company shall register upon its books any transfer of a Warrant upon surrender of same as provided in Section 5.

         4. RESERVATION OF SHARES. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such Warrant Shares and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant. As long as the Warrant shall be outstanding, the Company shall use its best efforts to cause all Warrant Shares issuable upon exercise of the Warrants to be listed (subject to official notice of issuance) on each securities exchange (or, if applicable on Nasdaq or the OTC Bulletin Board or any successor trading market) on which the Common Stock is then listed and/or quoted. THE WARRANT HOLDER ACKNOWLEDGES THAT THE COMMON STOCK IS NOT CURRENTLY LISTED OR QUOTED ON THE OTC BULLETIN BOARD, NASDAQ OR ANY OTHER EXCHANGE AND THAT THE COMPANY WILL USE ITS REASONABLE EFFORTS TO BECOME SO LISTED AFTER THE DATE HEREOF. THE COMPANY MAKES NO ASSURANCE THAT IT WILL BECOME LISTED OR QUOTED ON ANY EXCHANGE.

         5. EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OR MUTILATION OF WARRANTS. This Warrant is exchangeable, without expense, at the option of the Warrant Holder, upon presentation and surrender hereof to the Company for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Subject to the terms of Section 6, upon surrender of this Warrant to the Company at its principal office or at the office of its transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall be promptly canceled. This Warrant may be divided or combined with other warrants which carry the same rights upon presentation hereof at the principal office of the Company together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Warrant Holder hereof. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of reasonable evidence of the ownership of and the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company, or, in the case of mutilation, upon surrender and cancellation of the mutilated Warrant, the Company shall execute and deliver in lieu thereof a new Warrant of like tenor and date representing an equal number of Warrants.

         6.       LIMITATION ON EXERCISE AND SALES.

                           (a) Each holder of this Warrant acknowledges that
this Warrant and the Warrant Shares have not been registered under the Securities Act, as of the date of issuance hereof. This Warrant only may be transferred to a transferee who certifies in writing to the Warrant Holder and to the Company that such transferee is an "accredited investor" within the meaning of Rule 501(a) promulgated by the Commission under the Securities Act.

                           The Company shall be under no obligation to issue the
shares covered by such exercise unless and until the Warrant Holder shall have executed the form of exercise annexed hereto that states that at the time of such exercise that it is then an "accredited investor" within the meaning of Rule 501(c) promulgated by the Commission under the Securities Act, is acquiring such shares for its own account, and will not transfer the Warrant Shares unless pursuant to an effective and current registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act and any other applicable restrictions, in which event the Warrant Holder shall be bound by the provisions of a legend or legends to such effect that shall be endorsed upon the certificate(s) representing the Warrant Shares issued pursuant to such exercise. In such event, the Warrant Shares issued upon exercise hereof shall be imprinted with a legend in substantially the following form:

         "This security has been acquired for investment and has not been registered under the Securities Act of 1933, as amended, or applicable state securities laws. This security may not be sold, pledged or otherwise transferred in the absence of such registration or pursuant to an exemption therefrom under said Act and such laws, supported by an opinion of counsel, reasonably satisfactory to the Company and its counsel, that such registration is not required."

                           (b) Warrant Holder represents and warrants that it is
acquiring this Warrant for its own account, for purposes of investment, and not with a view to, or for sale in connection with, any distribution thereof within the meaning of the Securities Act and the rules and regulations promulgated thereunder. Warrant Holder represents, warrants and agrees that it will not sell, exercise, transfer or otherwise dispose of this Warrant (or any interest therein) or any of the Common Stock purchasable upon exercise hereof, except pursuant to (i) an effective registration statement under the Securities Act and applicable state securities laws or (ii) an opinion of counsel, satisfactory to Company, that an exemption from registration under the Securities Act and such laws is available. Warrant Holder further acknowledges and agrees that Company is not required, legally or contractually, so to register or qualify the Warrant or such

Common Stock or to take any action to make such an exemption available. Warrant Holder understands that Company will be relying upon the truth and accuracy of the representations and warranties contained in this Section 6 in issuing this Warrant and such Common Stock without first registering the issuance thereof under the Securities Act or qualifying or registering the issuance thereof under any state securities laws that may be applicable.

                           (c) Warrant Holder acknowledges that (i) there is not
now, and there will not be in the future, any public market for the Warrant,
(ii) although there currently is not a public trading market for the Common Stock, there can be no assurance that any such market will be sustained, and
(iii) there can be no assurance that Warrant Holder will be able to liquidate its investment in Company. Warrant Holder represents and warrants that it is familiar with and understands the terms and conditions of Rule 144 promulgated under the Securities Act.

                           (d) Warrant Holder represents and warrants to Company
that (i) it has such knowledge and experience in financial and business matters as is necessary to enable it to evaluate the merits and risks of any investments in Company and is not utilizing any other person to be a purchaser representative in connection with evaluation of such merits and risks; and (ii) it has no need for liquidity in an investment in Company and is able to bear the risk of that investment for an indefinite period and to afford a complete loss thereof.

                           (e) Warrant Holder represents and warrants that it
has had access to, and has been furnished with, all of the information it has requested from Company and has had an opportunity to review the books and records of Company and to discuss with management and members of the board of directors of Company the business and financial affairs of Company.

                           (f) Warrant Holder agrees that at the time of each
exercise of this Warrant, unless the issuance of shares of Common Stock issuable thereupon is pursuant to an effective registration statement under the Securities Act, Warrant Holder will provide Company with a letter embodying the representations and warranties set forth in subsections (b) through (e), in form and substance satisfactory to Company, and agrees that the certificate(s) representing any shares issued to it upon any exercise of this Warrant may bear such restrictive legend as Company may deem necessary to reflect the restricted status of such shares under the Securities Act unless Company shall have received from Warrant Holder an opinion of counsel to Warrant Holder, reasonably satisfactory in form and substance to Company, that such restrictive legend is not required. If such legend is placed on such certificate(s), before consenting to the removal of such legend and the transfer of such shares, unless the request to remove such legend is made in connection with a sale or transfer of the shares represented by such certificate in a transaction registered under
Section 5 of the Securities Act, Company may insist upon the delivery to it of an opinion from counsel to Warrant Holder, reasonably satisfactory in form and substance to Company, that the contemplated transfer does not constitute a violation of the Securities Act.

         7. REGISTRATION RIGHTS OF WARRANT HOLDER. The Company has granted the Warrant Holder certain piggyback registration rights pursuant to the terms of a Registration Rights Agreement dated __________, 2005 (the "Registration Rights Agreement"). The registration rights shall inure to the benefit of the transferees of this Warrant and the Warrant Shares. THE WARRANT HOLDER ACKNOWLEDGES THAT THE COMPANY IS NOT CURRENTLY LISTED OR

QUOTED ON ANY EXCHANGE MARKET AND THAT THE PIGGYBACK REGISTRATION RIGHTS GRANTED HEREUNDER WILL HAVE NO EFFECT UNLESS AND UNTIL SUCH TIME AS THE COMPANY BECOMES LISTED OR QUOTED ON A TRADING EXCHANGE.

         8. ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES DELIVERABLE. The Exercise Price and the number of Warrant Shares purchasable pursuant to each Warrant shall be subject to adjustment from time to time as hereinafter set forth in this Section 8:

                           (a) In case, prior to the expiration of this Warrant
by exercise or by its terms, the Company shall issue any shares of its Common Stock as a stock dividend or subdivide the number of outstanding shares of its Common Stock into a greater number of shares, then in either of such cases, the then applicable Exercise Price per Warrant Share purchasable pursuant to this Warrant in effect at the time of such action shall be proportionately reduced and the number of Warrant Shares at that time purchasable pursuant to this Warrant shall be proportionately increased; and conversely, in the event the Company shall reduce the number of outstanding shares of Common Stock by combining such shares into a smaller number of shares, then, in such case, the then applicable Exercise Price per Warrant Share purchasable pursuant to this Warrant in effect at the time of such action shall be proportionately increased and the number of Warrant Shares at that time purchasable pursuant to this Warrant shall be proportionately decreased. If the Company shall, at any time during the life of this Warrant, declare a dividend payable in cash on its Common Stock and shall at substantially the same time offer to its stockholders a right to purchase new Common Stock from the proceeds of such dividend or for an amount substantially equal to the dividend, all Common Stock so issued shall, for the purpose of this Warrant, be deemed to have been issued as a stock dividend. Any dividend paid or distributed upon the Common Stock in stock of any other class of securities convertible into shares of Common Stock shall be treated as a dividend paid in Common Stock to the extent that shares of Common Stock are issuable upon conversion thereof.

                           (b) In case, prior to the expiration of this Warrant
by exercise or by its terms, the Company shall be recapitalized by reclassifying its outstanding Common Stock, (other than a change in par value to no par value), or the corporation or a successor corporation shall consolidate or merge with or convey all or substantially all of its or of any successor corporation's property and assets to any other corporation or corporations (any such other corporations being included within the meaning of the term "successor corporation" hereinbefore used in the event of any consolidation or merger of any such other corporation with, or the sale of all or substantially all of the property of any such other corporation to, another corporation or corporations), then, as a condition of such recapitalization, consolidation, merger or conveyance, lawful and adequate provision shall be made whereby the holder of this Warrant shall thereafter have the right to purchase, upon the basis and on the terms and conditions specified in this Warrant, in lieu of the Warrant Shares theretofore purchasable upon the exercise of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to, or in exchange for, the number of Warrant Shares theretofore purchasable upon the exercise of this Warrant, had such recapitalization, consolidation, merger, or conveyance not taken place; and in any such event, the rights of the Warrant Holder to any adjustment in the number of Warrant

Shares purchasable upon the exercise of this Warrant, as herein provided, shall continue and be preserved in respect of any stock which the Warrant Holder becomes entitled to purchase.

                           (c) In case the Company at any time while this
Warrant shall remain unexpired and unexercised shall sell all or substantially all of its property or dissolve, liquidate, or wind up its affairs, lawful provision shall be made as part of the terms of any such sale, dissolution, liquidation or winding up, so that the holder of this Warrant may thereafter receive upon exercise hereof in lieu of each Warrant Share that it would have been entitled to receive, the same kind and amount of any securities or assets as may be issuable, distributable or payable upon any such sale, dissolution, liquidation or winding up with respect to each share of Common Stock of the Company, provided, however, that in any case of any such sale or of dissolution, liquidation or winding up, the right to exercise this Warrant shall terminate on a date fixed by the Company; such date so fixed to be not earlier than 5:00 p.m., New York time, on the forty-fifth day next succeeding the date on which notice of such termination of the right to exercise this Warrant has been given by mail to the registered holder of this Warrant at its address as it appears on the books of the Company.

                           (d) No adjustment in the per share Exercise Price
shall be required unless such adjustment would require an increase or decrease in the Exercise Price by at least $0.01; provided, however, that any adjustments that by reason of this subsection are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 8 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

                           (e) The Company will not, by amendment of its
Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this
Section 8 and in the taking of all such actions as may be necessary or appropriate in order to protect against impairment of the rights of the Warrant Holder to adjustments in the Exercise Price.

                           (f) Upon the happening of any event requiring an
adjustment of the Exercise Price hereunder, the Company shall give written notice thereof to the Warrant Holder stating the adjusted Exercise Price and the adjusted number of Warrant Shares resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

         9. VOLUNTARY ADJUSTMENT BY THE COMPANY. The Company may, at its option, at any time during the term of the Warrants, reduce the then current Exercise Price to any amount deemed appropriate by the Board of Directors of the Company and/or extend the date of the expiration of the Warrants.

         10. RIGHTS OF THE HOLDER. The Warrant Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Warrant Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

         11.      NOTICES OF RECORD DATE. In case:

                           (a) the Company shall take a record of the holders of
its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of any class or any other securities, or to receive any other right, or

                           (b) of any capital reorganization of the Company, any
reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company, or

                           (c) of the voluntary or involuntary dissolution,
liquidation or winding-up of the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Warrant Holder a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or
(ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least thirty days prior to the record date or effective date for the event specified in such notice, provided that the failure to mail such notice shall not affect the legality or validity of any such action.

         12. SUCCESSORS. The rights and obligations of the parties to this Warrant will inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, assigns, pledgees, transferees and purchasers. Without limiting the foregoing, the registration rights referred to in Section 7 of this Warrant shall inure to the benefit of the Warrant Holder and all the Warrant Holder's successors, heirs, pledgees, assignees, transferees and purchasers of this Warrant and the Warrant Shares.

         13. CHANGE OR WAIVER. Any term of this Warrant may be changed or waived only by an instrument in writing signed by the party against whom enforcement of the change or waiver is sought.

         14. HEADINGS. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

         15. GOVERNING LAW; VENUE. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of Florida, without regard to the principles of conflicts of law thereof. Each party agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Warrant (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in Palm Beach County, Florida. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Palm Beach County, Florida for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The parties hereto hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Warrant or the transactions contemplated hereby. If any party shall commence a proceeding to enforce any provisions of this Warrant, then the prevailing party in such proceeding shall be reimbursed by the other party for its reasonable attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such proceeding.

         16. MAILING OF NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given one (1) business day after delivery to an overnight carrier with instructions to deliver to the applicable address set forth below, or, if sent by facsimile, upon receipt of a confirmation of delivery:


                  Registered Holder:    To his or her last known address as
                                        indicated on the Company's books and
                                        records.



                  The Company:          REIT Americas, Inc.
                                        Attn: James Sellers
                                        2960 N. Swan Road
                                        Suite 300
                                        Tucson, AZ 85712

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as of __________, 2005.


                                        REIT AMERICAS, INC.


                                        By:
                                             -------------------------

                                        Name:
                                             -------------------------

                                        Title:
                                             -------------------------

                               NOTICE OF EXERCISE
                      To Be Executed by the Warrant Holder
                          In Order to Exercise Warrants


TO: REIT Americas, Inc.

         The undersigned hereby: (1) irrevocably subscribes for and offers to purchase _______ shares of Common Stock of REIT Americas, Inc., pursuant to Warrant No. ___ heretofore issued to ___________________ on ____________, ____ ;
(2) encloses a cash payment of $__________; and (3) requests that a certificate for the shares be issued in the name of the undersigned, or the undersigned's designee, and delivered to the undersigned, or the undersigned's designee, at the address specified below.

         The undersigned hereby represents and warrants to the Company that it is an "Accredited Investor" within the meaning of Rule 501(c) of the Securities Act of 1933, as amended (the "Securities Act"), and is acquiring these securities for its own account and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same. The undersigned further represents that it does not have any contract, agreement, understanding or arrangement with any person to sell, transfer or grant the shares of Common Stock issuable under this Warrant. The undersigned understands that the shares it will be receiving are "restricted securities" under Federal securities laws inasmuch as they are being acquired from REIT Americas, Inc., in transactions not including any public offering and that under such laws, such shares may only be sold pursuant to an effective and current registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act and any other applicable restrictions, in which event a legend or legends will be placed upon the certificate(s) representing the Common Stock issuable under this Warrant denoting such restrictions. The undersigned understands and acknowledges that the Company will rely on the accuracy of these representations and warranties in issuing the securities underlying the Warrant


   Date:          __________________________________________________________


   Investor Name: ____________________________________________________


   Taxpayer Identification Number:  ________________________________________


   By: _________________________________________________________________


   Printed Name:  ____________________________________________________


   Title:         __________________________________________________________


   Address:       __________________________________________________________


                      Note: The above signature should correspond exactly with the name on the face of this Warrant Certificate or with the name of assignee appearing in assignment form below.

AND, if said number of shares shall not be all the shares purchasable under the within Warrant, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder less any fraction of a share paid in cash and delivered to the address stated above.

                                 ASSIGNMENT FORM

                      To be executed by the Warrant Holder
                           In order to Assign Warrants


FOR VALUE RECEIVED,____________________________________ hereby sell, assigns and transfer unto


PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER


---------------------------------------

---------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                     (Please print or type name and address)


______________________ of the Warrants represented by this Warrant, and hereby irrevocably constitutes and appoints ________________________ Attorney to transfer this Warrant on the books of the Company, with full power of substitution in the premises.


Dated:
      -----------------                 ----------------------------------------
                                        (Signature of Registered Holder)




THE SIGNATURE ON THE EXERCISE FORM OR THE ASSIGNMENT FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER,.


                      CERTIFICATION OF STATUS OF TRANSFEREE

                TO BE EXECUTED BY THE TRANSFEREE OF THIS WARRANT


The undersigned transferee hereby certifies to the registered holder of this Warrant and to REIT Americas, Inc. that the transferee is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended.



Dated:
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                                        (Signature of Transferee)